As filed with the Securities and Exchange Commission on October 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Guidewire Software, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	36-4468504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

Tel: (650) 357-9100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Marcus S. Ryu

President and Chief Executive Officer

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

Tel: (650) 357-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig M. Schmitz Richard A. Kline Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, CA 94025	J. Winston King Vice President and General Counsel Guidewire Software, Inc. 1001 East Hillsdale Blvd., Suite 800 Foster City, CA 94404	Jeffrey D. Saper Robert G. Day Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-191834

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.0001 par value	1,453,291	$48.75	$70,847,936	$9,126

(1)	Represents only the additional number of shares being registered and includes 189,559 shares of common stock that may be purchased by the underwriters pursuant to its option to purchase additional shares, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-191834).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $354,240,250 on a Registration Statement on Form S-3 (File No. 333-191834), which was effective automatically upon filing with the Securities and Exchange Commission. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $70,847,936 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Guidewire Software, Inc. is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-191834), which we originally filed on October 21, 2013, as amended, or the Registration Statement, and which was effective automatically upon filing with the SEC.

We are filing this registration statement for the sole purpose of increasing by 1,453,291 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on October 22, 2013.

GUIDEWIRE SOFTWARE, INC.

By:	/S/ MARCUS S. RYU
Marcus S. Ryu
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ MARCUS S. RYU Marcus S. Ryu	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2013

/S/ KAREN BLASING Karen Blasing	Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2013

* Kenneth W. Branson	Director	October 22, 2013

* John Cavoores	Director	October 22, 2013

* Craig Conway	Director (Executive Chairman)	October 22, 2013

* Guy Dubois	Director	October 22, 2013

* Neal Dempsey	Director	October 22, 2013

* Steven M. Krausz	Director	October 22, 2013

* Craig Ramsey	Director	October 22, 2013

* Clifton Thomas Weatherford	Director	October 22, 2013

*By:	/S/ MARCUS S. RYU
Marcus S. Ryu Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors of Guidewire Software, Inc. (incorporated by reference to Registration Statement on Form S-3 (File No. 333-191834) filed October 21, 2013).